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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                          ----------------------------

                                 CURRENT REPORT

                                       ON

                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(d)

                                     OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------


       Date of Report (Date of earliest event reported): February 9, 2000

                          ----------------------------

                                   XCEED INC.

             (Exact name of registrant as specified in its charter)
                          ----------------------------


            Delaware                       0-13049              13-3006788
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)



             488 Madison Avenue, 4th Floor, New York, New York 10022

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 419-1200

                          ----------------------------



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  Effective as of February 8, 2000, Xceed Inc. ("XCEED") acquired all of the issued and outstanding shares of capital stock of Methodfive Inc. ("Methodfive"), a Delaware corporation engaged in the business of providing integrated marketing and communications services, pursuant to the terms of an Agreement and Plan of Merger, dated February 8, 2000 (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         In exchange for the Xceed's acquisition of all the capital stock of Methodfive, Xceed: (a) issued an aggregate of 1,797,094 shares of Xceed's Stock, par value $.01 per share (the "Common Stock"); and (b) paid $4,500,000 in cash to certain of the former stockholders of Methodfive at closing. No material relationships between Xceed and Methodfive or any of Xceed's or Methodfive's affiliates, directors, officers or any associate of any such directors or officers existed prior to the occurrence or consummation of the transactions reported herein.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not Applicable.

ITEM 5.  OTHER EVENTS

         Not Applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) and (b)       Financial Statements.

         It is impracticable at this time for Xceed to provide the required financial statements for Methodfive. Pursuant to General Instruction No. 6 to Form 8-K, such financial statements will be filed as soon as available, but in no event later than 60 days after February 23, 2000, the date by which this Current Report on Form 8-K must and shall have been filed.

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(c)      Exhibits.


         2.1 Agreement and Plan of Merger, dated February 8, 2000, by and among Xceed Inc, Methodfive Inc., and the stockholders of Methodfive Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   XCEED INC.

                                  (Registrant)

Date:  February 15, 2000          /s/ Werner Haase
                                  -------------------------------------
                                  Werner Haase
                                  Chief Executive Officer